Exhibit 10.4

AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE

ISSUED ON FEBRUARY 16, 2018

THIS AMENDMENT #1 to the Note (as defined below) (the “Amendment”), is made effective as of February 20, 2018, by and between Reign Sapphire Corporation, a Delaware corporation (the “Company”), and Crossover Capital Fund I, LLC, a Washington limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.     The Company issued that certain convertible promissory note to the Holder on February 16, 2018, in the original principal amount of $147,000.00 (the “Note”).

B.     The Company and Holder desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                 All references to “4.99%” in the Note shall be replaced with “9.99%”.

2.                 This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Reign Sapphire Corporation By: __________________________________ Name: Joseph Segelman Title: Chief Executive Officer	Crossover Capital Fund I, LLC By: __________________________________ Name: Kenneth Lustig Title: Manager